SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) November 11, 2004

HUB GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-27754	36-4007085
(Commission File Number)	(I.R.S. Employer Identification No.)

3050 Highland Parkway, Suite 100
Downers Grove, Illinois 60515
(Address, including zip code, of principal executive offices)
(630) 271-3600
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, If Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

       On November 11, 2004, Hub Group, Inc., along with its wholly owned subsidiary, Hub Group Distribution Services, LLC ("HGDS"), entered into the Purchase Option and Right of First Refusal Agreement, filed herewith, pursuant to which HGDS granted an entity controlled by William J. McKenna the exclusive option to purchase all or substantially all of the assets of HGDS for a cash purchase price of $11.3 million (subject to adjustment on the closing date), plus the assumption of certain HGDS liabilities. Mr. McKenna has agreed to serve as President of HGDS effective December 1, 2004. McKenna's company may exercise the option during the period (the "Option Period") commencing on November 11, 2004, and ending on the earlier to occur of (i) March 31, 2007, and (ii) the date on which McKenna's employment with HGDS terminates; provided, however, that this period may be extended for up to 180 days depending on the circumstances of the termination of McKenna's employment. Additionally, HGDS granted McKenna's company a right of first refusal with respect to any acceptable third-party offers that Hub or HGDS receive during the Option Period for all or substantially all of the assets of HGDS.

        During the Option Period, Hub and HGDS agreed that, except as required by law, they would not solicit or initiate discussions or negotiations with any person other than McKenna's company relating to the sale of HGDS or its assets.

Item 9.01 - Financial Statements and Exhibits

The following documents are filed as part of the report:

                            (a)   Financial Statements of Business Acquired

                                    Not Applicable.

                            (b)   Pro Forma Financial Information

                                    Not Applicable.

                            (c)   Exhibits

                                    A list of exhibits filed herewith or incorporated by reference herein is contained on the Exhibit Index immediately preceding such exhibits, and is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HUB GROUP, INC.

DATE: November 16, 2004	/s/ Thomas M. White
By: Thomas M. White
Its: Senior Vice President
Chief Financial Officer and Treasurer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.

10.1	Purchase Option and Right of First Refusal Agreement